UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 10, 2015 (March 6, 2015)

1847 HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	333-193821	38-3922937
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 18th Floor
New York, NY	10022
(Address of principal executive offices)	(Zip code)

(212) 521-4052 (Registrant’s telephone number, including area code)

____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2015, Monrovia Money Train, Inc. (“Monrovia Money Train”), a subsidiary of 1847 Holdings LLC (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Jarrod Clarke and Jarrod Clarke Holdings, Inc. (collectively, the “Sellers”), as well as Money Train Title Loans and on Track LLC (collectively, the “Seller Companies”). Under the Purchase Agreement, Monrovia Money Train agreed to acquire all of the membership interests of the Seller Companies from the Sellers in consideration for $55,000 for each 1% membership interest of both Companies, for an aggregate purchase price for all of the interests of the Seller Companies of (a) $4,500,000 in cash, plus (b) $1,000,000 worth of common shares of the Company. The purchase price is subject to a post-closing working capital adjustment provision.  Under this provision, the cash portion of the purchase price will be adjusted upward or downward if the final certified audited consolidated balance sheet of the Seller Companies as of the closing date is higher or lower than the preliminary certified unaudited consolidated balance sheet as of the closing date, respectively.  The cash portion of the purchase price will also be decreased by the amount of any outstanding indebtedness of the Seller Companies as of the closing date.

The parties to the Purchase Agreement also made customary representations and warranties and agreed upon customary covenants, agreements and conditions to closing. Among the conditions to closing are the conditions that the Seller Companies obtain any landlord consents for each lease to real property held by the Seller Companies and any other necessary third-party consents to the transaction, and that Monrovia Money Train obtain all necessary financing to consummate the transaction and fund the Seller Companies’ working capital requirements.

The parties anticipate that the closing will occur by May 1, 2015. If the Purchase Agreement is not closed within 90 days of its effective date, either party may generally terminate the Purchase Agreement. The Purchase Agreement may also generally be terminated by either party if the other party breaches a material representation or closing condition.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 above is incorporated by reference herein.

Pursuant to the Purchase Agreement, the Company agreed to issue a total of $1,000,000 of common shares as part of the consideration for the transaction referenced in Item 1.01 above.  The common shares will be issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1847 HOLDINGS LLC

Date: March 10, 2015	By:	/s/ Ellery W. Roberts
Ellery W. Roberts Chief Executive Officer